Exhibit 99.1
                          ANNUAL SERVICER'S CERTIFICATE
                              FIRST USA BANK, N.A.

                        BANC ONE CREDIT CARD MASTER TRUST

         The undersigned, a duly authorized representative of First USA Bank, N.A., as Servicer, pursuant to the Pooling and Servicing Agreement dated as of November 1, 1994 (as amended and supplemented, the "Agreement"), between First USA Bank, N.A., as Seller and Servicer, and Bankers Trust Company, as Trustee, does hereby certify as follows:

      1. First USA Bank, N.A. is, as of the date hereof, the Servicer under the Agreement. Capitialized terms used in this Certificate have their respective meanings as set forth in the Agreement.

      2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

      3. A review of the activities of the Servicer during the period from January 1, 1998 through December 31, 1998 (the "Applicable Period"), and of its performance was conducted by me or under my supervision.

      4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout the Applicable Period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

      5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended December 31, 1998: None


         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 25th day of March 1999


                               First USA Bank, N.A.
                               as Servicer


                               /s/ Tracie Klein
                               ---------------------------------------
                               Name:  Tracie Klein
                               Title: Vice President